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                                                               Exhibit No. 23.02

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Aquis Communications Group, Inc. (formerly known as Paging Partners Corporation), of our report for Source One Wireless, Inc., and Subsidiaries, dated March 31, 2000, included in Amendment No. 1 to the Current Report of Aquis Communications Group, Inc. (Commission File No. 1-13002), dated January 31, 2000 and to all references to our Firm included in this registration statement.


/s/  Arthur Andersen LLP

Chicago, Illinois
October 4, 2000